EXHIBIT 23.2




                      Independent Auditors' Consent



The Board of Directors
Delta Petroleum Corporation

We consent to the incorporation by reference in the registration statement No. 333-59898 on Form S-3 of Delta Petroleum Corporation of our report dated December 18, 2001, which appears in the Form 8-KA of Delta Petroleum Corporation dated August 9, 2002.



                                  /s/ KPMG LLP
                                  KPMG LLP



Denver, Colorado
February 24, 2003

                      Independent Auditors' Consent



The Board of Directors
Delta Petroleum Corporation

We consent to the incorporation by reference in the registration statement
No. 333-59898 on Form S-3 of Delta Petroleum Corporation and subsidiary of our report dated September 12, 2002, with respect to the consolidated balance sheets of Delta Petroleum Corporation as of June 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended June 30, 2002 which report appears in the June 30, 2002, annual report on Form 10-K of Delta Petroleum Corporation.



                                  /s/ KPMG LLP
                                  KPMG LLP



Denver, Colorado
February 24, 2003